UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007
MOTORCAR PARTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

New York	0-23538	11-2153962

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 California Street, Torrance, California		90503

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	310-972-4005
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
(i) On November 30, 2007, Motorcar Parts of America, Inc. (the “Company”) dismissed Grant Thornton LLP (“GT”) as its independent registered public accounting firm.
(ii) The reports of GT on the Company’s financial statements as of and for the fiscal years ended March 31, 2006 and March 31, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
(iii) During the fiscal years ended March 31, 2006 and March 31, 2007 and through November 30, 2007, there were (1) no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in internal control over financial reporting described in the following paragraph.
In the Annual Report on Form 10-K (as amended by Amendments Nos. 1 and 2 thereto) for the year ended March 31, 2007, the Company reported the following material weaknesses and significant deficiency in internal controls:
•	a material weakness in its control environment, as evidenced by: its finance and accounting department being understaffed and lacking sufficient training or experience;

•	a material weakness in its control activities, as evidenced by: its internal controls being inadequately designed or operated in a manner to effectively support the requirements of the financial reporting and period-end close process; and

•	a significant deficiency in its entity level controls, as evidenced by: the lack of documentation in the planning for IT strategy, asset protection programs, and comprehensive accounting and human resources policies and procedures manuals; the failure of its Audit Committee to conduct a self assessment; and the lack of a formalized Disclosure Committee.
GT’s report on the Company’s internal control over financial reporting stated that based on the effect of these material weaknesses on the achievement of the objectives of the control criteria, the Company had not maintained effective internal control over financial reporting as of March 31, 2007.
GT discussed these matters with the Audit Committee, and the Company has authorized GT to respond fully to the inquiries of its successor as the Company’s independent registered public accounting firm concerning the subject matter of these material weaknesses.
(iv) The Company has requested that GT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not GT agrees with the above statements. A copy of such letter dated December 4, 2007 from GT is being filed as Exhibit 16.1 to this Form 8-K.
(v) On December 4, 2007, the Company engaged Ernst & Young LLP as its new independent registered public accounting firm for the fiscal year ended March 31, 2008. During the fiscal years ended March 31, 2006 and March 31, 2007 and through December 4, 2007, the Company did not consult with Ernst & Young LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
(vi) The decision to change independent registered public accounting firms was initiated and approved by the Audit Committee of the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed with this Form 8-K pursuant to Item 4.01:
Exhibit No. — Description
16.1 — Letter of Grant Thornton LLP, dated December 4, 2007, regarding change in Certifying Accountant
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.
December 4, 2007	By:	/s/ Selwyn Joffe
		Name:	Selwyn Joffe
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP, dated December 4, 2007, regarding change in Certifying Accountant